Exhibit 1.1

[●] American Depositary Shares

Representing [●] Ordinary Shares (Par Value €0.05 Per Share)

INNATE PHARMA S.A.

UNDERWRITING AGREEMENT

[●], 2019

[●], 2019

Citigroup Global Markets Inc.

SVB Leerink LLC

Evercore Group L.L.C.

Citigroup Global Markets Limited

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Ladies and Gentlemen:

Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), proposes to issue and sell to the Underwriters (as defined below), an aggregate of (i) [●] ordinary shares, par value €0.05 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”) and (ii) [●] Ordinary Shares to be delivered in the form of American Depositary Shares (the “ADSs”), each representing one Ordinary Share (the “Firm ADSs” and, together with the Firm Shares, the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of (i) an additional [●] Ordinary Shares (the “Additional Shares”) and (ii) not more than [●] Ordinary Shares to be delivered in the form of ADSs (the “Additional ADSs” and, together with the Additional Shares, the “Additional Securities”) if and to the extent that the Representatives (as defined below) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the

Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Offered Securities.” The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares” and the Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The term “Representatives” or “you” as used herein shall mean, as applicable, with respect to the offering and sale of the Offered ADSs in the United States (the “U.S. Offering”) (including any correspondence with the Commission (as defined below) in connection with the Registration Statement (as defined below)), Citigroup Global Markets Inc., SVB Leerink LLC and Evercore Group L.L.C., as representatives of the several underwriters named in the first table in Schedule I hereto (the “U.S. Dollar Underwriters”) and, with respect to the offering and sale of the Offered Shares in Europe (the “European Private Placement”), Citigroup Global Markets Limited, as representative of the several underwriters named in the second table in Schedule I hereto (the “Euro Underwriters” and, together with the U.S. Dollar Underwriters, the “Underwriters”). The Offered Shares offered in the European Private Placement will be offered in the context of a private placement to institutional investors including to “qualified investors” within the meaning of article 2(e) of the Prospectus Regulation (Regulation (EU) No. 2017/1129) in France and other member states of the European Union.

The ADSs purchased by the Underwriters hereunder shall be issued pursuant to a deposit agreement to be dated as of the Closing Date (as defined in Section 4) (the “Deposit Agreement”) by and among the Company, Citibank N.A., as depositary (the “Depositary”) and all holders and beneficial owners of the ADSs issued thereunder. The Offered ADSs will be evidenced by American Depositary Receipts (“ADRs”). Each Offered ADS will represent one Ordinary Share, and each ADR may represent any number of ADSs. Unless the context otherwise requires, each reference to the Firm Securities, the Additional Securities or the Offered Securities herein also includes the Ordinary Shares underlying the Offered ADSs (the “Underlying Shares”).

The Offered Securities will be issued by way of a capital increase without preferential rights for existing shareholders under the provisions of Article L.225-138 of the French Commercial Code, pursuant to the 31st resolution of the Company’s annual general shareholders’ meeting held on May 22, 2019.

Each prospective purchaser of Offered Securities shall have executed an investor letter in the form set forth as Exhibit C hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-233865), including a prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares, including in the form of ADSs, pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “F-6 Registration Statement” (as defined below), “Form 8-A Registration Statement” (as defined below), “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

The Company, for the purpose of listing the Firm Shares and the related Underlying Shares and, as the case may be, the Optional Shares and the related Underlying Shares, on the regulated market of Euronext Paris (“Euronext”), has prepared and filed with the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”), in accordance with French legal and regulatory requirements, including the general regulations and instructions of the AMF, a French-language listing prospectus consisting of (i) the universal registration document filed with the AMF under number D.19-0829 on September 20, 2019 (the “Universal Registration Document”), (ii) a securities note (Note d’Opération) to be dated on or about [●], 2019 (the “Note d’Opération”) and (iii) a summary of such listing prospectus (included in the Note d’Opération), including the documents incorporated by reference therein (collectively, the “French Prospectus”), which is expected to receive the approval (visa) of the AMF on or about [●], 2019, and in any event before [●], 2019. All references in this Agreement to the French Prospectus shall be deemed to refer collectively to (i) the Universal Registration Document when such reference is made as of a date or for a period at which or during which the Note d’Opération has not yet been approved by the AMF, and (ii) after such approval has been received, to the Universal Registration Document, the Note d’Opération and the summary of the French Prospectus (included in the Note d’Opération), taken together.

1.      Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)      The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)      (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)      (i) A registration statement in respect of the Offered ADSs on Form F-6 has been filed with the Commission and has become effective under the Securities Act (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter referred to as the “F-6 Registration Statement”), (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission, (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (v) the ADSs representing all of the Offered ADSs have been duly registered under the Securities Act pursuant to the F-6 Registration Statement. There are no contracts or other documents required to be described in the Time of Sale Prospectus, the Prospectus or the French Prospectus or to be filed as an exhibit to the Registration Statement or the F-6 Registration Statement which have not been described or filed as required.

(d)      A registration statement on Form 8-A (File No. 001-[●]), and any amendments thereto, in respect of the registration of the Offered ADSs under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)      The French Prospectus will receive approval (visa) from the AMF on or about [●], 2019, and in any event before [●], 2019, and Deloitte & Associés and Audit Conseil Expertise S.A.S., independent statutory auditors for the Company, will submit a letter of completion of work (lettre de fin de travaux), a copy of which will be given to the AMF pursuant to article 212-15 of the AMF General Regulation, that will show no reservation, observation or warning other than as described in the French Prospectus. The French Prospectus will contain all the necessary information for investors to make decisions based on the assets, liabilities, activities, financial situation, results and prospects of the Company and its Subsidiaries (as defined below) taken as a whole and on the rights attached to the Ordinary Shares. The French Prospectus, when approved by the AMF, will conform to the requirements set forth by applicable laws, including AMF regulations and Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017. The information contained in the French Prospectus, as of its date, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the information contained in the French Prospectus conforms or will conform in all material respects to the information contained in the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus and the Prospectus

except for information included in the French Prospectus and not required to be included in the Registration Statement, the F-6 Registration Statement or the Prospectus, or information included in the Registration Statement, the F-6 Registration Statement or the Prospectus but not required to be included in the French Prospectus, in each case which is not material. All notices, statements, opinions, estimates, statements of intent, projections made by the Company in the French Prospectus have been prepared in good faith and on reasonable grounds. No order suspending the effectiveness of the French Prospectus has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the filing with the AMF or the use of the Universal Registration Document been filed with any court.

(f)      The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g)      The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(h)      The Company has been duly organized and is validly existing as a société anonyme under the laws of the Republic of France, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, the Prospectus and the French Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée or sauvegarde financière accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The articles of association (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect. Each member of the corporate bodies of the Company has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations, and the Company’s articles of association (statuts).

(i)      Innate Pharma, Inc., a Delaware corporation and Innate Pharma France S.A.S., a French société par actions simplifiée (the “Subsidiaries”) are the Company’s sole subsidiaries and are not “significant subsidiaries” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act).

(j)      This Agreement has been duly authorized, executed and delivered by the Company.

(k)      The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(l)      The share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus, the Prospectus and the French Prospectus.

(m)      The Ordinary Shares of the Company outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable; the holders of such Ordinary Shares are not entitled to preemptive (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for such shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Time of Sale Prospectus, the Prospectus and the French Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Ordinary Shares of or ownership interests in the Company are outstanding.

(n)      The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights, except as have been waived. The Ordinary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs, as contemplated by the Deposit Agreement.

(o)      Upon due and authorized issuance by the Depositary of ADSs evidenced by ADRs against deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Offered Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Offered Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(p)      The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the Deposit Agreement will not contravene (1) any provision of applicable law, (2) the articles of association (statuts) of the Company or (3) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, except in the case of each of (1) and (3) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except (i) registration of the Offered Securities under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance herewith), (ii) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Offered Securities, (iii) the approval for the listing of the ADSs on the Nasdaq Global Market, (iv) the approval (visa) of the French Prospectus by the AMF, (v) the approval by Euronext Paris of the listing of the Offered Shares or (vi) those that otherwise have already been obtained or made as of the date of this Agreement, except for such failure to obtain such approval, authorization, consent or order or to make such filing as would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, the Prospectus and the French Prospectus.

(q)      There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(r)    There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”)

pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than Actions accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Prospectus and Actions that would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Prospectus, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s)      Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)      To the best of the Company’s knowledge, there are no conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Prospectus that have not been described as required.

(u)      The Company has complied and complies in all material respect with all applicable rules relating to market abuse (including insider trading) and has taken reasonable measures and has reasonable procedures in place in order to ensure such compliance, and none of the allotment of the Offered Securities, the sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation and, to the Company’s knowledge, no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(v)      The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being in non-compliance of any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in France.

(w)      The Company and its Subsidiaries (i) are in compliance with any and all applicable U.S. federal, state and local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(x)      There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(y)      There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act (or the equivalent thereof in non-U.S. jurisdictions) with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement.

(z)      (i) None of the Company, its Subsidiaries or their affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company, its Subsidiaries or any of their affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, its Subsidiaries and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have not violated and are not in violation of applicable anti-corruption laws, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iii) the Company, its Subsidiaries and their affiliates have not committed an offence under the Bribery

Act 2010 of the United Kingdom, 433-1 and 433-2, 433-25, 435-2 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company and its Subsidiaries conduct business; (iv) the Company has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein and (v) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(aa)      The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering or terrorism financing statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (“TRACFIN”) and the Office central pour la répression de la grande délinquance financière (“OCRGDF”) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb)      (i) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)      the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, any French government agency or other relevant sanctions authority (collectively, “Sanctions”), or

(B)      located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, any joint venture partner or other Person:

(A)      to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)      in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)      For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)      None of the Company, its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries is currently the subject of any inquiry conducted by, or declaration issued by, TRACFIN or OCRGDF and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, any joint venture partner, collaboration partner or other Person for the purpose of financing the activities of any Person currently the subject of any inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.

(dd)      Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Offered Securities. Neither the Company nor any of its Subsidiaries, nor any person acting on the Company’s or any of its Subsidiaries’ behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Offered Securities in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. Neither of the Company nor any of its Subsidiaries has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) No. 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures (the “Buy-back and Stabilization Regulation”).

(ee)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ff)      The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, or would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, in each case except as described in the Time of Sale Prospectus and, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(gg)      Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Prospectus, the Company and its Subsidiaries own or possess, or can promptly acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source identifiers, copyrights, licenses, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”), in each case used in, held for use in, or necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted in the Registration Statement,

Prospectus and Time of Sale Prospectus, except for such failure to own or obtain such licenses or other rights as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (i) to the knowledge of the Company, the conduct of the business of the Company and each of its Subsidiaries has not conflicted with, infringed, misappropriated or otherwise violated, and the manufacture and sale of any of the products or product candidates described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Prospectus will not conflict with, infringe, misappropriate or otherwise violate, any Intellectual Property of any third party; (ii) there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries (x) challenging the validity, enforceability or scope of, or any rights of the Company or any of its Subsidiaries in, any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries or (y) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) none of the Intellectual Property owned by or exclusively licensed to the Company and its Subsidiaries has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Intellectual Property is valid and enforceable and has not been infringed, misappropriated or otherwise violated by any third party; (iv) the Company and its Subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Intellectual Property, the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof; and (v) the Company and its Subsidiaries, and to the knowledge of the Company, counsel for the Company or any of its Subsidiaries or any of their respective licensors, have complied with the duty of candor and good faith, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the issued patents owned by or licensed to the Company or any of its Subsidiaries.

(hh)      No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to it and its Subsidiaries’ employees.

(ii)      The Company and each of its Subsidiaries are insured by reputable insurers against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary for companies of comparable size in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(jj)      The Company and its Subsidiaries possess, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, including, without limitation, the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the Agence Nationale de Sécurité du Médicament et des Produits de Santé (“ANSM”) or any other governmental or regulatory authority to which they are subject (collectively, the “Regulatory Authorities”), other than for such instances of non-compliance which would not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole. All Licenses are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term or conditions of any License other than for such violations which would not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has materially fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Authority has taken any action to limit, suspend or revoke any License possessed by the Company.

(kk)      The Company and its Subsidiaries and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and at all times have been, in compliance with (i) all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or any of its Subsidiaries and (ii) all Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Regulatory Authorities, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for

Civil Rights, the U.S. Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other U.S. federal, state or local or non-U.S. health care program, other than for such instances of non-compliance which would not reasonably be expected to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, “Health Care Laws” shall mean the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C § 8126) or the rules and regulations of any other U.S. federal, state or local or non-U.S. governmental or regulatory body or authority. Neither the Company nor any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor any of its Subsidiaries has received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any of the Regulatory Authorities or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any governmental authority of non-compliance by, or liability of, the Company or its Subsidiaries under any Health Care Laws.

(ll)    The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries have participated or which involve the Company’s product candidates, with respect to the Company’s product candidates, including but not limited to any such studies or trials that are described in the Time of Sale Prospectus, or the results of which are referred to in the Time of Sale Prospectus, as applicable (collectively, “Company Trials”), were, and if still ongoing are, being conducted in all material respects in accordance with standard medical and scientific research standards and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and Good Clinical Practices and Good Laboratory Practices of such Regulatory Authorities, except in each case where the failure to so conduct would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; the descriptions in the Time of Sale Prospectus of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Time of Sale Prospectus, the results of which call into question the results described or referred to in the Time of Sale Prospectus; and neither the Company nor any of its Subsidiaries has received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(mm)    The Company and each of its Subsidiaries have made all required filings, reports or submissions with the Regulatory Authorities with respect to the Company’s product candidates that are described or referred to in the Time of Sale Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all such filings, reports or submissions were in material compliance with applicable laws when filed, except where the failure to comply, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and except as described in the Time of Sale Prospectus, and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, reports or submissions.

(nn)    The financial statements included in the Time of Sale Prospectus, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board, applied on a consistent basis throughout the periods covered thereby, and the schedules included in the Time of Sale Prospectus present fairly the information required to be stated therein.

(oo)     Deloitte & Associés, who have certified certain financial statements of the Company and its Subsidiaries, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the U.S. Public Company Accounting Oversight Board. Deloitte & Associés and Audit Conseil Expertise S.A.S., independent statutory auditors for the Company, has submitted to the AMF a letter of completion of work (lettre de fin de travaux) with respect to the Universal Registration Document and will deliver a letter of completion of work (lettre de fin de travaux) with respect to the French Prospectus, a copy of which will be given to the AMF pursuant to article 212-15 of the AMF General Regulation, that will show no reservation, observation or warning other than as described in the French Prospectus. Deloitte & Associés is an independent statutory auditor with respect to the Company as required by the AMF General Regulation and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(pp)    The Company and each of its Subsidiaries maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as adopted by the International Accounting Standards Board, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)    The Company and each of its Subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(ss)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(tt)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(uu)    As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the aforementioned documents. The Company hereby acknowledges that the only information so furnished to the Company by any Underwriter through the Representatives consists of the following statements set forth in the Time of Sale Prospectus and the Prospectus: the fifth sentence of the third paragraph, the second sentence of the fourth paragraph, the eighth paragraph, the sixteenth paragraph and the eighteenth paragraph under the heading “Underwriting.”

(vv)    Neither the Company nor any of its Subsidiaries have any securities that are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ww)    Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of France or the State of Delaware, respectively.

(xx)    Except as described in the Registration Statement or the Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its Subsidiaries in the Republic of France, the State of Delaware or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities by the Company, (iii) the sale and delivery of the Offered Securities by the Company to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated herein (in each case provided that no deed evidencing the sale of the Offered Securities is executed in France).

(yy)    Each of this Underwriting Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Underwriting Agreement or the Deposit Agreement, it is not necessary that this Underwriting Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of France (other than court filings in the normal course of proceedings) or that any documentary, stamp, registration tax or duty or other similar taxes or duties (other than nominal duty if this Underwriting Agreement or the Deposit Agreement is voluntarily registered with the French tax authorities) in the Republic of France be paid on or in respect of this Underwriting Agreement or the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(zz)    The courts of the Republic of France recognize and give effect to the choice of law provisions set forth in Section 14 hereof; provided, that (a) the application of New York law is not found to be contrary to (i) the French public policy rules (ordre public ou lois de police) or (ii) rules of public policy (lois de police) of any other law which is claimed by a party to apply to the extent that the French court holds that such law is the law of the country where the obligations arising out of this Agreement have to be, or have been, performed, in so far as those rules of public order or public policy render the performance of this Agreement unlawful and (b) the parties to this Agreement did not, by such choice, fraudulently avoid the application of another law.

(aaa)    No holder of any of the Offered Securities after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered Securities; and, except as set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Prospectus, there are no material limitations on the rights of holders of the Offered Securities who are not French residents to hold, vote or transfer their securities.

(bbb)    Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or its Subsidiaries by any French taxing authority is valid and in full force and effect.

(ccc)    This Agreement is in proper form under the laws of the Republic of France for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Agreement, provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(ddd)    The courts of the Republic of France would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(eee)    Based on reasonable assumptions and projections, the Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year.

(fff)      (i)(x) Except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Prospectus, and except as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, there has been no security breach or other compromise of any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of the Company or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (y) each of the Company and its Subsidiaries has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) each of the Company and its Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (iii) each of the Company and its Subsidiaries has implemented backup and disaster recovery technology consistent with generally accepted standards and practices for companies in the same industry and in a similar stage of development.

2.      Agreements to Sell and Purchase. (a) On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, (i) the Company hereby agrees to sell to the several U.S. Dollar Underwriters, and each of the U.S. Dollar Underwriters agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth in the first table in Schedule I hereto opposite its name, and (ii) the Company hereby agrees to sell to the several Euro Underwriters, and each of the Euro Underwriters agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in the second table in Schedule I hereto opposite its name. The Firm Shares (and, as the case may be, the Additional Shares) and the Firm ADSs (and, as the case may be, the Additional ADSs) are being offered as part of a single capital increase at an identical price of $[●] per ADS (the “ADS Purchase Price”) corresponding to €[●] per Ordinary Share (the “Ordinary Share Purchase Price” and, together with the ADS Purchase Price, the “Offering Price”) based upon the exchange rate as in effect on the date hereof, as agreed between the Company and the Representatives, and exclusive of the commissions set forth herein.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to sell to the U.S. Dollar Underwriters the Additional ADSs, and the U.S. Dollar Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the ADS Purchase Price, provided, however, that the amount paid by the U.S. Dollar Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs or such Firm ADSs’ related Underlying Shares, as applicable, but not payable on such Additional ADSs or such Additional ADSs’ related Underlying Shares, and (ii) the Company agrees to sell to the Euro Underwriters the Additional Shares, and the Euro Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Ordinary Share Purchase Price, provided, however, that the amount paid by the Euro Underwriters for any Additional Shares shall be reduced by an amount per Ordinary Share equal to any dividends declared by the Company and payable on the Firm Shares, as applicable, but not payable on such Additional Shares. The number of Additional

Shares and Additional ADSs, respectively, may be reallocated provided that the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Additional Securities shall not exceed 15% of the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Firm Securities. The Representatives may exercise the right granted in each of this Section 2(b)(i) and Section 2(b)(ii) on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement (such date to correspond with the closing of the subscription period under article R.225-118 of the French Commercial Code). Any exercise notice shall specify the number and type of Additional Securities to be purchased by the Underwriters and the date on which such securities are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same as or prior to the Closing Date for the Firm Securities) after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs or Additional Shares (subject to such adjustments to eliminate fractional ADSs or Ordinary Shares, as the case may be, as you may determine), as the case may be, that bears the same proportion to the total number of Firm ADSs or Firm Shares, as the case may be, set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs or Firm Shares. The Representatives may elect that all or a portion of the Additional Shares be delivered in the form of ADSs or may elect that all or a portion of the Additional ADSs be delivered as Ordinary Shares, and payment therefor shall be made in U.S. Dollars or Euros, as the case may be.

The obligations of the Underwriters under this Agreement shall not constitute a firm underwriting (garantie de bonne fin) within the meaning of Article L.225-145 of the French Commercial Code.

3.      Terms of the Offering. The Company is advised by you that the Underwriters propose to make an offering in the United States of their respective portions of the Offered Securities sold to them as contemplated hereby and in the Prospectus as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered Securities are to be offered initially at the Offering Price and to certain dealers selected by you at a price that represents a concession not in excess of $[●] per ADS or €[●] per Ordinary Share, as applicable, under the Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] per ADS or €[●] per Ordinary Share, as applicable, to any Underwriter or to certain other dealers.

4.      Payment and Delivery. Payment of the Ordinary Share Purchase Price and the ADS Purchase Price, as applicable, for the Firm Shares and the Firm ADSs shall be made to the Company (i) in Euros with respect to the Firm Shares by wire transfer or credit of immediately available funds of an amount equal to the product of [●] Firm Shares sold in the European Private Placement by the Ordinary Share Purchase Price to a blocked account in the Company’s name at Société Générale with IBAN FR [●]

[●] and BIC [●] (the “Euro Blocked Account”) and (ii) in United States dollars with respect to the Firm ADSs by wire transfer or credit of immediately available funds of an amount equal to the product of the [●] Firm ADSs sold in the U.S. Offering by the ADS Purchase Price to a blocked account in the Company’s name at Société Générale Securities Services, as transfer agent and registrar of the Company (the “Registrar”), with IBAN [●]and BIC [●] (the “Dollar Blocked Account” and, together with the Euro Blocked Account, the “Blocked Accounts”), each at [●] a.m. Central European Time, on [●], 2019, or at such other time on the same or such other date, not later than [●], 2019, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” On the Closing Date, subject to receipt of payment for the Firm Securities in the Blocked Accounts, the Registrar will issue, or cause to be issued, the certificat du dépositaire des fonds (the “Certificate”) required by article L.225-146 of the French Commercial Code.

Prior to the Closing Date, the Company shall have taken all actions and made all necessary filings with Euronext and Euroclear France and with the Depository Trust Company (“DTC”), to facilitate the transfer of the Firm Shares and the Underlying Shares through Euroclear France and the Firm ADSs through DTC. On the Closing Date, upon the issuance of the Certificate, the Registrar shall: (i) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Firm Shares and of the Underlying Shares corresponding to the Firm ADSs and for credit thereof no later than on the Closing Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (ii) transfer and credit the Firm Shares to a securities account as directed by the Representatives; and (iii) transfer the Underlying Shares corresponding to the Firm ADSs to Citibank, N.A. Milan Branch, as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing ADSs in accordance with the Deposit Agreement]. The delivery of the Firm ADSs shall be made to the Representatives through the facilities of DTC, unless the Representatives shall otherwise instruct. At least [one] full business prior to the Closing Date, the Company shall have taken all actions and provided the Registrar with all notices, documents, corporate authorizations or other instruments necessary or required to effectuate the issuance of the Certificate. The certificates for the Firm ADSs will be made available for inspection by the Representatives at the office of the Depositary not later than [●]:00 P.M., New York City time, on the business day prior to the Closing Date.

On the Closing Date, upon the issuance of the Certificate, the Company shall pay, or cause to be paid, to the Representatives for the Underwriters’ proportionate accounts the sum of (i) the product of $[●]1 per ADS multiplied by the number of Firm ADSs paid for by the Underwriters, plus (ii) the product of €[●]2 per Ordinary Share multiplied by the number of Firm Shares paid for by the Underwriters and (iii) the amount of any expenses owing to the Underwriters as provided by this Agreement, by wire transfer or credit of immediately available funds to an account designated by the Representatives, in United

1 NTD: This shall be the amount of the underwriting discount.

2 NTD: This shall be the amount of the underwriting discount.

States dollars in the case of (i) and (iii) and in Euros in the case of (ii). The Company irrevocably agrees to such transfer. Such payment shall be made to accounts specified by Citigroup Global Markets Inc., on behalf of the Underwriters, immediately following the issuance of the Certificate referred to in the preceding paragraphs of this Section 4.

Payment for any Additional ADSs shall be made to the Company in United States dollars to the Dollar Blocked Account and payment for any Additional Shares shall be made in Euros to the Euro Blocked Account in the same manner as set forth in the first paragraph of this Section 4, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2019 as shall be designated in writing by you. Issuance and delivery of the Additional ADSs or the Additional Shares, as the case may be, and payment to the Underwriters of their compensation in respect thereof, shall occur in the same manner as set forth in the preceding paragraphs of this Section 4 for the Firm ADSs or the Firm Shares, as the case may be.

The ADR certificates evidencing the Offered ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid by the Company.

5.      Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase the Firm Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)      No order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)      No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Offered Securities.

(c)      The Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(d)      The AMF shall have given its approval (visa) on the French Prospectus, such certification shall not have been revoked, and any request for information by the AMF or other competent authority shall have been satisfied and Euronext Paris shall have approved the listing of the Firm Shares and the Ordinary Shares underlying the Firm ADSs.

(e)      The letter of completion of work (lettre de fin de travaux) on the French Prospectus issued by Deloitte & Associés and Audit Conseil Expertise S.A.S., a copy of which was submitted to the AMF, as specified in Section 1(e) above, shall be in force and shall not have been modified or replaced.

(f)      Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(g)      The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(f) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(h)      The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cooley LLP, U.S. counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i)      The Underwriters shall have received on the Closing Date an opinion letter of Linklaters LLP, French counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(j)      The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S.

counsel for the Underwriters, each dated the Closing Date, in form and substance satisfactory to the Underwriters.

(k)      The Underwriters shall have received on the Closing Date opinions of Becker & Associates, Saliwanchik Lloyd & Eisenschenk LLP, Knobbe Martens Olson & Bear LLP, Reitstötter Kinzebach and Nederlandsch Octrooibureau B.V. B.A., intellectual property counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(l)      The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(m)       Each prospective purchaser of Offered Securities shall have executed an investor letter in the form set forth as Exhibit C hereto.

(n)      The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Associés, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o)      The Underwriters shall have received certificates from the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(p)      The “lock-up” letters, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(q)      At the Closing Date, once it has received the funds corresponding to the subscriptions, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L.225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Firm Securities and shall send a copy thereof to the Company and the Representatives.

(r)      Euronext Paris shall have approved the listing of the Firm Shares and the Ordinary Shares underlying the Firm ADSs.

(s)      The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the following further conditions:

(i)      No order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(ii)      No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance or sale of the Additional Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Option Closing Date, prevent the issuance or sale of the Additional Securities.

(iii)      The Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Additional ADSs in accordance with the Deposit Agreement.

(iv)      The AMF shall not have suspended or removed its approval (visa) on the French Prospectus, such certification shall not have been revoked, and any request for information by the AMF or other competent authority shall have been satisfied and Euronext Paris shall have approved the listing of the Additional Shares and the Ordinary Shares underlying the Additional ADSs.

(v)      The letter of completion of work (lettre de fin de travaux) on the French Prospectus issued by Deloitte & Associés and Audit Conseil Expertise S.A.S., a copy of which was submitted to the AMF, as specified in Section 1(e) above, shall continue to be in force and shall not have been modified or replaced.

(vi)      Subsequent to the execution and delivery of this Agreement and prior to the Option Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Additional Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(vii)      The Underwriters shall have received on the Option Closing Date a certificate, dated such Option Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(f) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Option Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Option Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(viii)      The Underwriters shall have received on the Option Closing Date a certificate, dated such Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(g) hereof remains true and correct as of such Option Closing Date;

(ix)      The Underwriters shall have received on the Option Closing Date an opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, each dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(h) hereof;

(x)      The Underwriters shall have received on the Option Closing Date an opinion letter of Linklaters LLP, French counsel for the Company, dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof;

(xi)      Euronext Paris shall have approved the listing of the Additional Shares and the Ordinary Shares underlying the Additional ADSs;

(xii)      The Underwriters shall have received on the Option Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, each dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof;

(xiii)      The Underwriters shall have received on the Option Closing Date opinions from Becker & Associates, Saliwanchik Lloyd & Eisenschenk LLP, Knobbe Martens Olson & Bear LLP, Reitstötter

Kinzebach and Nederlandsch Octrooibureau B.V. B.A., intellectual property counsel for the Company, each dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(k) hereof;

(xiv)      The Underwriters shall have received on the Option Closing Date an opinion from Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(l) hereof;

(xv)      Each prospective purchaser of Offered Securities shall have executed an investor letter in the form set forth as Exhibit C;

(xvi)      The Underwriters shall have received on the Option Closing Date a letter dated such Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Associés, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(n) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(xvii)      The Underwriters shall have received on the Option Closing Date a certificate, dated such Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(o) hereof remains true and correct as of such Option Closing Date;

(xviii)      The “lock-up” letters, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Option Closing Date;

(xix)      The Underwriters shall have received on the Option Closing Date such other documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities; and

(xx)      At the Option Closing Date, once it has received the funds corresponding to the subscriptions, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L.225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the relevant Additional Securities, and shall send a copy thereof to the Company and the Representatives.

6.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)      To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)      Before amending or supplementing the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The information contained in such amendment or supplement shall be made available to the public in France either through the French Prospectus or, after the French Prospectus has been approved by the AMF (visa), through a press release disclosed pursuant to applicable AMF rules or, if necessary, through an amendment to the French Prospectus.

(c)      To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)      Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law. The information contained in such amendment or supplement shall be made available to the public in France either through the French Prospectus or, after the French Prospectus has been approved by the AMF (visa), through a press release disclosed pursuant to applicable AMF rules or, if necessary, through an amendment to the French Prospectus.

(f)      If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. The information contained in such amendment or supplement shall be made available to the public in France either through the French Prospectus or, after the French Prospectus has been approved by the AMF (visa), through a press release disclosed pursuant to applicable AMF rules or, if necessary, through an amendment to the French Prospectus.

(g)      To use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request;

provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, or taxation in any jurisdiction where it is not now so subject.

(h)      To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)      Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the F-6 Registration Statement any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA up to a maximum, when considered in combination with (iii) above, of $45,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Offered Securities and all costs and expenses incident to listing the Offered Securities on the Nasdaq Global Market and Euronext Paris, (vi) all fees and expenses incurred in connection with the approval (visa) of the French Prospectus by the AMF, (vii) the cost of printing certificates representing the Offered Securities, (viii) the fees and expenses of the Depositary and its counsel as agreed by the Company, (ix) the costs and charges of any transfer agent or registrar, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that the Underwriters and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with printing this Agreement and the Deposit Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(j)      The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(k)      The Company shall take the necessary steps to obtain from the AMF a visa on the French Prospectus and shall promptly advise the Representatives in writing of the receipt of any comments of, or requests for additional or supplemental information from, the AMF relating to the French Prospectus.

(l)      After the date of this Agreement, the Company shall promptly advise the Representatives in writing of the issuance by the AMF of any order preventing or suspending the use of the French Prospectus (including before the AMF approval (visa) is received on the French Prospectus) or of any challenge to the filing with the AMF or the use of the French Prospectus (including before the AMF approval (visa) is received on the French Prospectus).

(m)      The Company shall use its reasonable best efforts to list the Offered ADSs on the Nasdaq Global Market and the Offered Shares on the regulated market of Euronext Paris.

(n)      If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o)      [The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issuance, registration, documentary, transfer, or other similar taxes or duties imposed under the laws of the Republic of France, the State of Delaware or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities by the Company, (iii) the sale and delivery of the Offered Securities by the Company to the Underwriters or purchasers procured by the Underwriters or (iv) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated herein.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission (or the equivalent thereof in non-U.S. jurisdictions) relating to the offering of any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be issued or sold hereunder; (b) the issuance by the Company of Ordinary Shares or ADSs upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (c) the issuance by the Company of any options or warrants pursuant to any employee equity incentive plan or share ownership plan described in the Registration Statement; (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan described in the Registration Statement; or (e) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares, ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs in connection with any (i) mergers, (ii) acquisitions of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations or (v) the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Ordinary Shares, ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e), shall not exceed 5% of the total number of Ordinary Shares, including in the form of ADSs, issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Ordinary Shares, ADSs or securities convertible into or exercisable for Common Stock pursuant to this clause (e) shall, on or prior to such issuance, execute a lock-up letter substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(p) hereof for an officer or a director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B-1 at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B-2 hereto through, in France, its diffuseur professionnel in accordance with article 221-4 of the AMF General Regulation and, outside of France, a major news service or by any other means permitted by FINRA at least two business days before the effective date of the release or waiver.

7.      Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Each Underwriter hereby covenants to the Company that it is not domiciled or established in a non-cooperative State or territory within the meaning of Article 238-0 A of the French Code général des impôts (“Non-Cooperative Jurisdiction”) and that none of the payments to be made by the Company to Underwriter under this Agreement will be made on a bank account held in a financial institution located in such a Non-Cooperative Jurisdiction.

8.      Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each “affiliate” of any Underwriter (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the F-6 Registration Statement, the French Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication used or authorized for use by the Company caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the F-6 Registration Statement, the French Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication.

(c)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 8 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)      To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e)      The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)      The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement made as of the date of this Agreement or made of a specific date as set forth in such representations, warranties and other statements shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9.      Termination. The U.S. Dollar Underwriters or the Euro Underwriters, as the case may be, may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Market or Global

Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, Euronext Paris or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the Republic of France, the United States, the European Union or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by French, U.S. federal, New York State, European Union or other relevant country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements reasonably satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the F-6 Registration Statement, the French Prospectus, the Time of Sale Prospectus, the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, which for the purposes of this Section 10, shall not include termination by the Underwriters under clauses (i), (iii) or (iv) of Section 9, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that the Company shall not be required to reimburse the out-of-pocket expenses for any defaulting Underwriters. Notwithstanding anything in this Agreement to the contrary, if the Agreement is terminated pursuant to this Section 10 for any reason other than as set forth in the immediately preceding sentence, then any obligations of the Company to reimburse the expenses of the Underwriters set forth in clause (iv) of Section 6(i) of this Agreement are terminated and of no further force or effect.

11.      Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b)    The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.      Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.      Other Liabilities Governed by Non-EEA Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Applicable Underwriters, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Applicable Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Applicable Underwriters or another person and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability; and

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 14, shall have the meanings indicated:

“Applicable Underwriters” means the Euro Underwriters.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time, including Regulation (EU) No 806/2014 of the European Parliament and of the Council of 15 July 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a single resolution mechanism and a single resolution fund and amending Regulation (EU) No 1093/2010 (as amended from time to time, “SRM Regulation”).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time notably by Directive 2019/879/EU on 20 May 2019.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the Single Resolution Board established pursuant to the SRM Regulation, and/or any other authority entitled to exercise or participate in the exercise of any Bail-in Power from time to time (including the Council of the European Union and the European Commission when acting pursuant to Article 18 of the SRM Regulation).

15.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.      Submission to Jurisdiction; Appointment of Agent for Service. The Company and the Underwriters irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Offered Securities (each, a “Related Proceeding”). The Company appoints CSC Corporation Service Company as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

17.      Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18.      Taxes. All payments to be made by the Company to the Underwriters under this Agreement shall be made gross, without withholding or deduction for or on account of any present or future French taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by France or the United States or the United Kingdom or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made. However the Company will not be required to pay any such additional amounts (A) to any Underwriter which is not, as the case may be, (i) a resident of France or (ii) a resident of a jurisdiction that has entered into a tax treaty with France and which fulfils the conditions to be eligible for the benefits of the “business profit” clause or as applicable the “other income” clause of such tax treaty with respect to he payments made to it by the Company under this Agreement, (B) in respect of any withholding or deduction that is levied solely on account of the relevant payments being made to a person domiciled, or acting through an office located, in a Non-Cooperative Jurisdiction, or to an account held in a financial institution located in a Non-Cooperative Jurisdiction, and (C) to any Underwriter in respect of any withholding or deduction for which such Underwriter determines in good faith that it will receive a tax credit for any such withheld taxes (nothing herein shall obligate any Underwriter to provide copies of any tax returns or related documentation and information).

19.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.      Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; SVB Leerink LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: General Counsel; Evercore Group L.L.C., 55 East 52nd Street, New York, New York 10055, Attention: General Counsel; Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to 117 avenue de Luminy, BP 30191, 13276 Marseille Cedex 09, France, Attention: Laure-Hélène Mercier.

[Signature Pages Follow]

Very truly yours, Innate Pharma S.A.

By:
Name:Mondher Mahjoubi
Title: Chief Executive Officer

Accepted as of the date hereof Citigroup Global Markets Inc. SVB Leerink LLC Evercore Group L.L.C. Citigroup Global Markets Limited

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	SVB Leerink LLC

By:
Name:
Title:

By:	Evercore Group L.L.C.

By:
Name:
Title:

By:	Citigroup Global Markets Limited

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased

Citigroup Global Markets Inc.	[●]
SVB Leerink LLC	[●]
Evercore Group L.L.C.	[●]

Total	[●]

Underwriter	Number of Firm Shares To Be Purchased

Citigroup Global Markets Limited	[●]

Total	[●]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2019

2.	[Free Writing Prospectus, dated [●], 2019 and filed by the Company under Rule 433(d) under the Securities Act]

3.	[Pricing Information orally conveyed by the Underwriters

a.	Price per ADS: $[●]
b.	Number of ADSs offered: [●]
c.	Price per Ordinary Share: €[●]
d.	Number of Ordinary Shares offered (including [●] Ordinary Shares in the form of ADSs): [●]]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

[●]

A-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1

EXHIBIT B-1

FORM OF WAIVER OF LOCK-UP

_____________, 2019

[Name and Address of

Executive Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Innate Pharma S.A. (the “Company”) of (i) ordinary shares, par value €0.05 per share (the “Ordinary Shares”) and (ii) Ordinary Shares to be delivered in the form of American Depositary Shares (“ADSs”), of the Company and the lock-up letter dated ____, 2019 (the “Lock-Up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2019, with respect to [____ Ordinary Shares (the “Lock-Up Shares”)] [____ ADSs (the “Lock-Up ADSs”)].

Citigroup Global Markets Inc., SVB Leerink LLC, Evercore Group L.L.C. and Citigroup Global Markets Limited hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-Up Letter, but only with respect to the [Lock-Up Shares] [Lock-Up ADSs], effective _____, 2019; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through, in France, its diffuseur professionnel in accordance with article 221-4 of the AMF General Regulation and, outside of France, a major news service or by any other means permitted by the Financial Industry Regulatory Authority, Inc. at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Letter shall remain in full force and effect.

Very truly yours, Citigroup Global Markets Inc. SVB Leerink LLC Evercore Group L.L.C. Citigroup Global Markets Limited

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	SVB Leerink LLC

By:
Name:
Title:

By:	Evercore Group L.L.C.

By:
Name:
Title:

By:	Citigroup Global Markets Limited

By:
Name: Title

cc: Company

EXHIBIT B-2

FORM OF PRESS RELEASE

Innate Pharma S.A.

[Date]

Innate Pharma S.A. (the “Company”) announced today that Citigroup Global Markets Inc., SVB Leerink LLC, Evercore Group L.L.C. and Citigroup Global Markets Limited, the lead book-running managers in the Company’s recent sale of _____ ordinary shares (the “Ordinary Shares”) and _____ American Depositary Shares representing _____ Ordinary Shares (the “ADSs”), are [waiving][releasing] a lock-up restriction with respect to ____ [ADSs][Ordinary Shares] of the Company held by [certain executive officers or directors] [an executive officer or director] of the Company. The [waiver][release] will take effect on ____, 2019, and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

Form of Investor Letter

INNATE PHARMA S.A.

117, avenue de Luminy

13009 Marseille

France

and

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

SVB LEERINK LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

EVERCORE GROUP L.L.C.

55 East 52nd Street

New York, New York 10055

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

As Representatives of the several Underwriters

_____, 2019

Ladies and Gentlemen:

RE:    Innate Pharma S.A.

In connection with its proposed offering of new ordinary shares with a nominal value of €0.05 per share (the “Ordinary Shares”) of Innate Pharma S.A., a French societé anonyme, whose registered office is at 117, avenue de Luminy, 13009 Marseille, France (the “Company”), in the context of an issuance without preferential subscription rights of Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares) reserved to a specified category of investors in accordance with the provisions of the 31st resolution of the combined shareholders’ meeting of the Company held on May 22, 2019 (the “Reserved Offering”), the

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undersigned hereby represents and warrants that, as at the date hereof and until the completion of the Reserved Offering:

it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to the following category: industrial or commercial companies involved in the pharmaceutical/biotechnological sector or investment companies, fund management companies or investment funds, governed by French or foreign law, or any other legal person (including a trust) or natural person investing in the pharmaceutical/biotechnological sector and that is qualified to invest in a private placement.

Sincerely yours,

On behalf of _______________________________

By:______________________________________
Name:
Title:

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